APPENDIX A







                            GOUVERNEUR BANCORP, INC.


                            AUDIT COMMITTEE CHARTER



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                            GOUVERNEUR BANCORP, INC.

                            AUDIT COMMITTEE CHARTER

I.       PURPOSE AND OVERALL RESPONSIBILITIES

         The primary purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Gouverneur Bancorp, Inc. (the "Company") is to assist the Board in fulfilling its oversight responsibilities by reviewing:
(i) the periodic financial reports and other financial information provided by the Company to regulatory or governmental bodies, including the Securities and Exchange Commission ("SEC") or to the public; (ii) the Company's system of internal controls that management and the Board have established; and (iii) the Company's auditing, accounting and financial reporting processes (both internal and external) generally. In addition, the Committee provides an avenue for communication between internal audit, the Company's independent accountants, financial management, and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee, as representatives of the Company's shareholders. The Committee will make regular reports to the Board concerning its activities. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels.

         While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountant or to assure compliance with laws and regulations and the Company's business conduct guidelines.

II.      COMPOSITION

         The Committee shall be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the American Stock Exchange ("Amex"). The members of the Committee will be elected annually at the organizational meeting of the full Board held after the annual stockholders meeting. One of the members of the Committee will be elected Committee Chair by the Board.

III.     AUTHORITY

         The Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees must cooperate with any such investigation as requested by members of the Committee.

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 IV.     MEETINGS

         The Committee shall meet at least four times annually, or more frequently as the Committee may deem necessary. The Committee is to also meet in separate executive sessions with the chief financial officer and independent accountants at least once each year and at all other times when deemed appropriate. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and internal auditing department be present at Committee meetings.

V.       SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable Amex Audit Committee Requirements.

2. Review, with the Company's management and independent accountants, the Company's accounting, financial reporting and internal controls. Obtain annually in writing from the independent accountants, their letter as to the adequacy of such controls.

3. Review, with the Company's management and independent accountants significant accounting and reporting principles, practices, and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgments about the appropriateness, quality and acceptability of the Company's accounting principles used in financial reporting.

4. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

5. Inquire as to the independence and objectivity of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships and services between the independent accountants and the Company as contemplated by Independence Standards Board Standard No.1, Independence Discussions with Audit Committees, in order to ensure that such independence and objectivity are not impacted.

6. Have a predetermined arrangement with the independent accountants that they will advise the Committee, through its Chair and management of the Company, of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with audit committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q. Also receive a written confirmation provided by the independent accountants at the end of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

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7.       At the completion of the annual audit, review with management and the independent accountants the following:

         o The annual financial statements, related footnotes, and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

         o Results of the audit of the financial statements and the related notes thereon and, if applicable, a report on changes during the year in accounting principles and their application.

         o Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation of management received by the independent accountants during their audit, including access to all requested records, data, and information. Inquire of the independent accountants whether there have been any disagreements with management, which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

         o Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards ("SAS") 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

         If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report and on Form 10-K.

8. After preparation by management and review by independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement.

9. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

10. Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as `material' or `serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

11. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

12. Review with management and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

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13.      Generally as part of the review of the annual financial statements, receive an oral report, at least annually, from the Company's outside legal counsel concerning legal and regulatory matters that may have a material impact on financial statements.

14. As the Committee may deem appropriate, obtain, weigh and consider expert advice to Audit Committee related rules of the Amex, SAS, and other accounting, legal and regulatory provisions.

15. Review with the independent accountants, the internal auditing department and management, the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee).

16. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board may deem necessary or appropriate.



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                                 REVOCABLE PROXY
                            GOUVERNEUR BANCORP, INC.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints the Board of Directors of Gouverneur Bancorp, Inc., or their successors in office, Proxies, with full power of substitution, to represent and vote all stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Gouverneur Bancorp, Inc., to be held on February 20, 2001 at 10:00 a.m. at the Clearview Restaurant, 1180A U.S. Highway 11, Gouverneur, New York, or at any adjournments thereof upon the matter described in the accompanying Proxy Statement and upon other business that may properly come before the meeting or any adjournment thereof. Said Proxies are directed to vote or refrain from voting as marked hereon upon the matter listed herein, and otherwise in their discretion.

                                            For     Withhold   For All Except
1.       ELECTION OF DIRECTORS
                                            [ ]       [ ]            [ ]

         RICHARD E. JONES        FRANK LANGEVIN

         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

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2.       The ratification of the appointment of     For     Against   Abstain
         Fust Charles Chambers LLP as the
         independent public accountants for
         the fiscal year ending September 30, 2001. [ ]      [ ]       [ ]


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
BOTH OF THE PROPOSALS.  PLEASE SIGN, DATE AND RETURN THIS PROXY.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT AND DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                      Date _____________________

Signature __________________________   Signature if held jointly _______________

                     DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE-PAID ENVELOPE PROVIDED.
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                            GOUVERNEUR BANCORP, INC.

         Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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